FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
---------------------                  --------------------------------
May 18, 2005                           Jerry R. Spurlin, Chief Financial Officer
                                       (505) 726-6500


                     GFSB BANCORP, INC. SHAREHOLDERS APPROVE
              MERGER WITH FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


         Gallup, New Mexico -- GFSB Bancorp, Inc. ("GFSB" or the "Company"), the parent savings and loan holding company of Gallup Federal Savings Bank, Gallup, New Mexico announced that a Special Meeting of Stockholders was held today. At the meeting, stockholders approved the Agreement and Plan of Merger dated as of August 25, 2004, by and between First Federal Banc of the Southwest, Inc. ("First Federal") and GFSB, pursuant to which GFSB will merge with and into First Federal and each share of GFSB common stock (other than shares the holders of which have perfected dissenters' rights of appraisal) will be converted into the right to receive either $20.00 in cash or 1.17806 shares of First Federal or combination thereof.

         The Merger is expected to close on May 31, 2005. The Company's common stock is traded on the NASDAQ SmallCap Market under the symbol "GUPB."

         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. GFSB Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.